MARQETA REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 33%
and Gross Profit growth of 19% in the first quarter of 2026.
OAKLAND, Calif. – May 5, 2026 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the first quarter ended March 31, 2026.

The Company reported Total Processing Volume (TPV) of $112 billion, representing a year-over-year increase of 33%. Marqeta reported Net Revenue of $166 million and Gross Profit of $118 million, both growing 19% year-over-year. GAAP Net Income for the quarter was $8 million and Adjusted EBITDA was $33 million.
“Our first quarter results demonstrate the power of our platform at scale as we delivered on our promise of achieving GAAP Net Income profitability, a testament to our strong growth and disciplined execution,” said Mike Milotich, CEO of Marqeta. “As a modern card issuer capable of delivering a continuum of products and innovative solutions across multiple use cases and geographies, Marqeta is uniquely positioned to enable growth and engagement for our customers.”

Marqeta highlighted several recent business updates that demonstrate its current business momentum, including:
•Long-standing expense management customer Ramp is utilizing Marqeta’s platform to expand its corporate solution into Australia, Japan, Singapore, Brazil and Mexico, with further geographic expansion planned for later in the year. Marqeta is enabling this rapid expansion through a single integration, allowing Ramp to issue virtual and physical cards with customized spend limits globally without the complexity of multiple localized systems.
•Marqeta enabled Sezzle's expansion of its offering by launching a virtual card in Canada. This expansion allows Sezzle’s Canadian consumers to access the same flexibility and smooth checkout experience available in the U.S. at any Canadian retailer accepting contactless payments.
•Marqeta signed a new customer that provides an automated financial assistant to help consumers manage their financial lives. This customer selected Marqeta to migrate its existing U.S. secured credit card portfolio, wanting a partner who is at the forefront of enabling innovation and could support its global expansion plans. This solution will be one of the early adopters of the issuer-managed Mastercard One Credential, allowing consumers to toggle between secured credit and installments on a single card for greater flexibility.
•Marqeta deepened its relationship with a rapidly growing embedded finance brand by launching a new credit builder card alongside their established debit program on Marqeta’s platform. This product is designed to help consumers establish and strengthen their credit profiles through daily spending, highlighting the option value for our customers delivering multiple products from a single platform.

Operating Highlights

In thousands, except percentages and per share data, unless otherwise noted. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended March 31,		% Change
	2026	2025
Financial metrics:
Net Revenue	$165,798	$139,073	19%
Gross Profit	$117,592	$98,679	19%
Gross Margin	71%	71%	—%
Total Operating Expenses	$115,498	$117,217	(1%)
Net Income (Loss)	$7,834	$(8,260)	nm
Net Income (Loss) Margin	5%	(6%)	11 ppts
Net Income (Loss) Per Share - Basic	$0.02	$(0.02)	nm
Net Income (Loss) Per Share - Diluted	$0.02	$(0.02)	nm
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$112,360	$84,472	33%
Adjusted EBITDA [2]	$33,338	$20,081	66%
Adjusted EBITDA Margin [2]	20%	14%	6 ppts
Adjusted Operating Expenses [2]	$84,254	$78,598	7%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net income (loss) to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.
nm - Not meaningful
First Quarter 2026 Financial Results:
Total Processing Volume increased by 33% year-over-year, from $84 billion in the first quarter of 2025 to $112 billion for the quarter ended March 31, 2026.
Net Revenue of $166 million increased by $27 million, or 19%, year-over-year, primarily driven by higher volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
Gross Profit increased by 19% year-over-year to $118 million from $99 million in the first quarter of 2025. The increase in Gross Profit was largely driven by our TPV growth, net of 1.5 percentage points of headwind due to the revised accounting policy for estimating and recognizing Card Network Incentives. Gross Margin was 71% in the first quarter of 2026.
Net Income of $8 million in the quarter, compared to a Net Loss of $8 million in the same period in the prior year, resulted in a year-over-year improvement of $16 million. Net income margin was 5% in the quarter, an increase of 11 percentage points versus last year.
Adjusted EBITDA was $33 million in the first quarter of 2026, an increase of $13 million year-over-year. Adjusted EBITDA margin was 20% in the first quarter of 2026, an increase of 6 percentage points versus last year.

Financial Guidance
The following summarizes Marqeta's guidance for the second quarter of 2026 and full year of 2026:

	Second Quarter 2026	Fiscal Year 2026
Net Revenue Growth	14 - 16%	12 - 14%
Gross Profit Growth	14 - 16%	10 - 12%
Adjusted EBITDA Growth (1)	10 - 12%	Mid-to-high 20s
(1) Adjusted EBITDA Growth represents the year-over-year percentage change in Adjusted EBITDA. See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until May 19, 2026, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13759382.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s profitability; statements regarding Marqeta’s customers, their growth, and their plans to onboard Marqeta's offerings; statements regarding Marqeta's new product introductions and product capabilities; statements regarding Marqeta's ability to enable growth for its customers; and statements made by Marqeta’s Chief Executive Officer. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the risk that Marqeta is unable to maintain profitability; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solutions will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify, close and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition, to businesses and related operations; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $400 billion in annual payments volume in 2025. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.

IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net Revenue	$165,798	$139,073
Costs of Revenue	48,206	40,394
Gross Profit	117,592	98,679
Operating Expenses:
Compensation and benefits	78,018	86,050
Technology	18,090	14,811
Depreciation and amortization	8,854	5,331
Professional services	4,631	5,695
Occupancy	1,179	917
Marketing and advertising	1,160	469
Other operating expenses	3,566	3,944
Total Operating Expenses	115,498	117,217
Income (Loss) from operations	2,094	(18,538)
Other income, net	5,933	10,513
Income (Loss) before income tax expense	8,027	(8,025)
Income tax expense	193	235
Net Income (Loss)	$7,834	$(8,260)

Net income (loss) per share attributable to Class A and Class B common stockholders
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders
Basic	428,602	501,222
Diluted	433,571	501,222

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$674,790	$709,443
Restricted cash	280,398	307,593
Short-term investments	37,267	62,483
Accounts receivable, net	45,893	41,422
Network incentives receivable	79,869	61,059
Settlements receivable, net	32,455	18,037
Prepaid expenses and other current assets	37,746	35,278
Total current assets	1,188,418	1,235,315
Property and equipment, net	63,919	59,910
Operating lease right-of-use assets, net	7,506	8,275
Intangible assets, net	48,406	51,388
Goodwill	153,962	154,706
Other assets	14,502	15,439
Total assets	$1,476,713	$1,525,033
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$789	$1,847
Revenue share payable	260,144	224,526
Funds payable and amounts due to customers	280,298	306,891
Accrued expenses and other current liabilities	179,905	215,793
Total current liabilities	721,136	749,057
Operating lease liabilities, net of current portion	4,803	5,535
Other liabilities	8,492	8,484
Total liabilities	734,431	763,076
Stockholders' equity:
Common stock	43	43
Additional paid-in capital	1,546,548	1,572,238
Accumulated other comprehensive (loss) income	(310)	1,509
Accumulated deficit	(803,999)	(811,833)
Total stockholders’ equity	742,282	761,957
Total liabilities and stockholders' equity	$1,476,713	$1,525,033

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$7,834	$(8,260)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	8,854	5,331
Share-based compensation expense	20,017	25,915
Non-cash operating leases expense	769	535
Accretion of discount on short-term investments	(34)	(396)
Other	(671)	364
Changes in operating assets and liabilities:
Accounts receivable	(4,631)	1,312
Network incentives receivable	(18,810)	1,836
Settlements receivable	(14,418)	1,795
Prepaid expenses and other assets	(1,531)	(2,543)
Accounts payable	(1,058)	1,023
Revenue share payable	35,618	16,016
Accrued expenses and other liabilities	(34,115)	(31,837)
Operating lease liabilities	(1,191)	(1,104)
Net cash (used in) provided by operating activities	(3,367)	9,987
Cash flows from investing activities:
Maturities of short-term investments	25,134	22,186
Capitalization of internal-use software	(7,798)	(6,059)
Purchases of property and equipment	(1,279)	(1,266)
Net cash provided by investing activities	16,057	14,861
Cash flows from financing activities:
Repurchase of common stock	(39,207)	(111,310)
Change in funds payable and amounts due to customers	(26,593)	—
Taxes paid related to net share settlement of restricted stock units	(8,789)	(7,101)
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	51	1,444
Net cash used in financing activities	(74,538)	(116,967)
Net decrease in cash, cash equivalents, and restricted cash	(61,848)	(92,119)
Cash, cash equivalents, and restricted cash- Beginning of period	1,017,931	931,516
Cash, cash equivalents, and restricted cash - End of period	$956,083	$839,397

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	First Quarter 2026	Fourth Quarter 2025	Third Quarter 2025	Second Quarter 2025	First Quarter 2025	Year over Year Change Q1'26 vs Q1'25
Operating performance:
Net Revenue	$165,798	$172,113	$163,306	$150,392	$139,073	19%
Costs of Revenue	48,206	52,138	48,749	46,331	40,394	19%
Gross Profit	117,592	119,975	114,557	104,061	98,679	19%
Gross Margin	71%	70%	70%	69%	71%	— ppts
Operating Expenses:
Compensation and benefits	78,018	88,089	84,871	81,409	86,050	(9%)
Technology	18,090	17,150	16,942	16,102	14,811	22%
Depreciation and amortization	8,854	8,160	7,019	6,653	5,331	66%
Professional services	4,631	6,447	5,518	4,219	5,695	(19%)
Occupancy	1,179	948	1,058	843	917	29%
Marketing and advertising	1,160	2,998	895	711	469	147%
Other operating expenses	3,566	4,477	8,624	3,352	3,944	(10%)
Total Operating Expenses	115,498	128,269	124,927	113,289	117,217	(1%)
Income (loss) from Operations	2,094	(8,294)	(10,370)	(9,228)	(18,538)	111%
Other income, net	5,933	6,557	7,244	8,787	10,513	(44%)
Income (Loss) before income tax expense	8,027	(1,737)	(3,126)	(441)	(8,025)	nm
Income tax expense	193	(343)	498	206	235	(18%)
Net Income (Loss)	$7,834	$(1,394)	$(3,624)	$(647)	$(8,260)	nm
Income (Loss) per share - basic	$0.02	$0.00	$(0.01)	$0.00	$(0.02)	nm
Income (Loss) per share - diluted	$0.02	$0.00	$(0.01)	$0.00	$(0.02)	nm
TPV (in millions)	$112,360	$108,694	$97,962	$91,386	$84,472	33%
Adjusted EBITDA	$33,338	$30,677	$30,310	$28,509	$20,081	66%
Adjusted EBITDA margin	20%	18%	19%	19%	14%	6 ppts
Financial condition:
Cash and cash equivalents	$674,790	$709,443	$747,248	$732,722	$830,897	(19%)
Restricted cash (1)	$281,292	$308,488	$235,413	$8,500	$8,500	nm
Short-term investments	$37,267	$62,483	$83,212	$88,865	$157,540	(76%)
Total assets	$1,476,713	$1,525,033	$1,488,430	$1,214,590	$1,349,627	9%
Total liabilities	$734,431	$763,076	$649,201	$371,157	$362,367	103%
Stockholders' equity	$742,282	$761,957	$839,229	$843,433	$987,260	(25%)
(1) Restricted cash as of March 31, 2026, December 31, 2025 and September 30, 2025, consists primarily of customer funds held by TransactPay in segregated accounts in connection with its program management activities for card and e-money wallet programs amounting to $280.3 million, $306.9 million and $233.9 million, respectively.
ppts = percentage points
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Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which primarily consists of interest income from our short-term investments and cash deposits, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. Adjusted EBITDA growth represents the year-over-year percentage change in Adjusted EBITDA. These measures are used by management and our board of directors to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted, as applicable, to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; and acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended March 31,
	2026	2025
GAAP Net Revenue	$165,798	$139,073
GAAP Gross Profit	$117,592	$98,679
GAAP Net Income (Loss)	$7,834	$(8,260)
GAAP Net Income (Loss) Margin - % of Net Revenue	5%	(6)%
GAAP Net Income (Loss) Margin - % of Gross Profit	7%	(8)%
GAAP Total Operating Expenses	$115,498	$117,217

Net Income (Loss)	$7,834	$(8,260)
Share-based compensation expense	20,017	25,915
Depreciation and amortization expense	8,854	5,331
Restructuring and other one-time costs(1)	841	2,358
Payroll tax expense related to share-based compensation	820	777
Acquisition-related expenses(2)	712	4,238
Other income, net	(5,933)	(10,513)
Income tax expense	193	235
Adjusted EBITDA	$33,338	$20,081
Adjusted EBITDA Margin - % of Net Revenue	20%	14%
Adjusted EBITDA Margin - % of Gross Profit	28%	20%

GAAP Total Operating Expenses	$115,498	$117,217
Share-based compensation expense	(20,017)	(25,915)
Depreciation and amortization expense	(8,854)	(5,331)
Restructuring and other one-time costs(1)	(841)	(2,358)
Payroll tax expense related to share-based compensation	(820)	(777)
Acquisition-related expenses(2)	(712)	(4,238)
Adjusted Operating Expenses	$84,254	$78,598
(1) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
(2) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
A reconciliation of Adjusted EBITDA Growth to the comparable GAAP measure for the second quarter and full year of 2026 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.